Exhibit 99.1

CU Bancorp Announces the Completion of the Merger of 1st Enterprise Bank into California United Bank

— Combined bank has $2.3 billion in assets —

— Combined bank has 11 branches throughout Southern California —

— Four 1st Enterprise Directors join the CU Bancorp Board of Directors –

— 1st Enterprise President K. Brian Horton named President of CU Bancorp and California United Bank—

Encino – December 1, 2014 — CU Bancorp (NASDAQ:CUNB) today announced that on November 30, 2014, it completed its previously announced acquisition of 1st Enterprise Bank (OTCQB-FENB) through the merger of 1st Enterprise Bank with and into California United Bank, the wholly-owned subsidiary of CU Bancorp.

The acquisition, which was first announced on June 3, 2014, was concluded following receipt of shareholder approval for the transaction from the shareholders of CU Bancorp and 1st Enterprise Bank and all required regulatory approvals. As of September 30, 2014, 1st Enterprise Bank had $801 million in assets and CU Bancorp had $1.5 billion in assets. As of September 30, 2014, on a pro forma combined basis with 1st Enterprise Bank, CU Bancorp had approximately $2.3 billion in assets.

David I. Rainer, Chairman and CEO of CU Bancorp and California United Bank commented, “The transaction creates a regional community bank with a four-county presence in Southern California. The combined company has a strong banking franchise in one of the largest metropolitan markets in the country along with excellent credit quality and core deposits. Customers of both institutions will benefit from the enhanced expertise and products which will be available.

“Our new headquarters in Downtown Los Angeles is symbolic of our dedication to the business community of the Los Angeles / Orange County metropolitan area, and is based in the heart of that business community.”

K. Brian Horton, former President of 1st Enterprise Bank who joined CU Bancorp as a director and as President of CU Bancorp and California United Bank, noted, “The combination is a very positive event for the shareholders, customers and employees of both institutions. Our team is excited about the business opportunities and client services which will result from the merger of 1st Enterprise Bank and California United Bank. We have a combined management group dedicated to providing our target market with a high level of personal service and products.”

In the transaction, each share of 1st Enterprise Bank common stock was converted into the right to receive 1.345 shares of CU Bancorp common stock. CU Bancorp is issuing an aggregate of approximately 5.2 million shares of CU Bancorp common stock to 1st Enterprise Bank shareholders. Based on the closing price of CU Bancorp’s common stock on November 28, 2014 of $19.60 per share (and without giving effect to any Dissenting Shares), the aggregate consideration payable to 1st Enterprise Bank common shareholders is approximately $112 million.

Former holders of 1st Enterprise Bank common stock as a group received shares of CU Bancorp common stock in the transaction constituting approximately 32% of the outstanding shares of CU Bancorp common stock immediately after the close of the transaction. As a result, holders of CU Bancorp common stock immediately prior to the transaction, as a group, own approximately 68% of the outstanding shares of the CU Bancorp common stock immediately after the close of the transaction. In addition, holders of options to acquire 1st Enterprise Bank common stock will have the right to exercise options to purchase approximately 819,858 shares of CU Bancorp common stock.

CU Bancorp also issued 16,400 shares of Non-Cumulative Perpetual Preferred Stock, Series A (“CUNB Preferred Stock”) in exchange for shares of Non-Cumulative Perpetual Preferred Stock, Series D of 1st Enterprise Bank (“1st Enterprise Preferred Stock”). These shares of CUNB Preferred Stock were issued to the U.S. Department of the Treasury as the holder of all outstanding shares of 1st Enterprise Preferred Stock.

Four former members of the 1st Enterprise Bank Board of Directors, David C. Holman, K. Brian Horton, Charles R. Beauregard and Jeffrey J. Leitzinger, Ph.D. will join the CU Bancorp and California United Bank Boards of Directors, replacing retiring CU Bancorp Directors, Kenneth Bernstein and Robert Matranga. In addition Anne Williams, CU Bancorp and California United Bank’s Executive Vice President and Chief Operating Officer / Chief Credit Officer has stepped down from the CU Bancorp Board of Directors but will continue to serve on the California United Bank Board of Directors.

About CU Bancorp and California United Bank

CU Bancorp is the parent of California United Bank. Founded in 2005, California United Bank provides a full range of financial services, including credit and deposit products, cash management, and internet banking to businesses, non-profits, entrepreneurs, professionals and investors throughout Southern California from its headquarters office in Downtown Los Angeles and additional full service offices in the San Fernando Valley, the Santa Clarita Valley, the Conejo Valley, Simi Valley, Los Angeles, South Bay, Orange County and the Inland Empire. California United Bank is an SBA Preferred Lender. To view CU Bancorp’s most recent financial information, please visit the Investor Relations section of the Company’s Web site. Information on products and services may be obtained by calling (818) 257-7700 or visiting the Company’s Web site at www.cunb.com.

Forward Looking Statements

This press release contains certain forward-looking information about CU Bancorp (the “Company) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; legal matters could be filed against the Company and could take longer or cost more than expected to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters and drought, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans and leases or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in CU Bancorp’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, CU Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. CU Bancorp assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read CU Bancorp’s Annual Report on Form 10-K, Quarterly Reports on

Form 10-Q and other reports filed by CU Bancorp with the SEC. The documents filed by CU Bancorp with the SEC may be obtained at CU Bancorp’s website at www.cubancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CU Bancorp by directing a request to: CU Bancorp c/o California United Bank, 15821 Ventura Boulevard, Suite 100, Encino, CA 91436. Attention: Investor Relations. Telephone 818-257-7700.

CU Bancorp

David Rainer, 818-257-7776

Chairman and CEO

or

Karen Schoenbaum, 818-257-7700

Chief Financial Officer